Exhibit 15.1

May 10, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 10, 2006 on our review of interim financial information of Stratus Properties Inc. for the three-month periods ended March 31, 2006 and 2005 and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2006, is incorporated by reference in its Registration Statements on Form S-8 (File Nos. 33-78798, 333-31059, 333-52995 and 333-104288).

Yours very truly,

/s/ PricewaterhouseCoopers LLP